Exhibit 10.2

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM, OR IN THE ABSENCE OF RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE WARRANT OR SHARES SOUGHT TO BE SOLD OR TRANSFERRED MAY BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION.

THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS SPECIFIED IN PARAGRAPHS 2 AND 5 HEREOF.

Number

PARADYNE NETWORKS, INC.

WARRANT TO PURCHASE COMMON STOCK

THIS CERTIFIES THAT, for value received, NET TO NET TECHNOLOGIES, INC., a Delaware corporation (“Net to Net”), or its registered assigns, is entitled to subscribe for and purchase from PARADYNE NETWORKS, INC., a Delaware corporation (the “Company”), at the price of $5.95 per share at any time from August 3, 2004 until the Expiration Date (as defined below), all or any part of 1,008,065 shares (the “Warrant Shares”) of the Company’s fully paid and nonassessable Common Stock (as defined below); subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

This Warrant is issued pursuant to that certain Asset Purchase Agreement dated as of July 24, 2004 by and among the Company, Net to Net, Net to Net Technologies Limited, Net to Net Technologies GmbH and for certain limited purposes thereof, certain stockholders of Net to Net (the “Purchase Agreement”).

1. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by the surrender of this Warrant (properly endorsed, if required) (with the notice of exercise substantially in the form attached hereto as Exhibit A duly completed and executed), at the principal office of the Company (or such other office as the Company may designate by notice in writing to the holder hereof). Unless the exercise is a “cashless exercise” as described below, such surrender of the Warrant shall be accompanied by full payment to the Company, by wire transfer to an account designated by the Company in immediately available funds in lawful money of the United States of America or by certified check or bank draft, of the purchase price for such Warrant Shares. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares, as of the close of business of the date on which this Warrant shall have been surrendered and payment made for such shares, as aforesaid.

Certificates for the shares so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding thirty (30) days, after the rights represented by this Warrant shall have been so exercised. The Company shall permit the holder of the Warrant to pay the exercise price and any applicable taxes through a cashless exercise by withholding from the Warrant Shares a number of shares of Common Stock having a value equal to the exercise price. The Fair Market Value of the Common Stock as of the last trading day immediately prior to the exercise date shall be used in valuing the Warrant Shares used in payment of the exercise price. Alternatively, to the extent permitted under Regulation T of the Federal Reserve Board and subject to applicable securities laws, the Warrant may be exercised through a broker in a cashless exercise whereby the broker sells the Warrant Shares and delivers cash sales proceeds to the Company in payment of the exercise price and any applicable taxes. In such case, the date of exercise shall be deemed to be the date on which notice of exercise is received by the Company, and the exercise price shall be delivered to the Company on the settlement date.

2. The Warrant will be exercisable, assignable and transferable until the Expiration Date; provided, however, that any transfer or assignment of the Warrant to any person must be made in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), or any similar federal statute then in effect and the Delaware General Corporation Law and any applicable state securities statute (collectively, the “Securities Laws”). Subject to compliance with the foregoing and with Section 5, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and new Warrants shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company.

3. The Company covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will have at all times authorized and reserved for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide therefor.

4. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend (and any additional legend required by applicable law or rule) on the face thereof:

THE SHARES OF STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NEITHER THESE SHARES, NOR ANY PORTION THEREOF OR INTEREST THEREIN, MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

The provisions of Section 5 shall be binding upon all holders of certificates bearing the above legend and shall also be applicable to all holders of this Warrant.

5. (a) Warrant and Warrant Shares Not Registered. The holder of this Warrant, by acceptance hereof, represents, acknowledges and agrees that this Warrant and the Warrant Shares which may be purchased upon exercise of this Warrant are not being registered under the Securities Act, that the issuance of this Warrant and the offering and sale of such Warrant Shares are being made in reliance on the exemption from registration under Section 4(2) of the Securities Act as not involving any public offering and that the Company’s reliance on such exemption is predicated in part on the representations made by the initial holder of this Warrant to the Company that such holder (1) is acquiring this Warrant for investment for its own account, with no present intention of reselling or otherwise distributing the same, provided, nevertheless, that the disposition of its property shall at all times be within its control, (2) is an “accredited investor” as defined in Regulation D under the Securities Act, (3) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments made or to be made in connection with the acquisition and exercise of this Warrant, (4) has been given the opportunity to (i) ask questions of, and receive answers from the Company or any affiliate thereof concerning matters pertaining to an investment in the Company and (ii) obtain any additional information which the Company can acquire without unreasonable effort or expense that is necessary to evaluate the merits and risks of an investment in the Company and (5) has carefully considered and has, to the extent it believes such discussion necessary, discussed with legal, tax, accounting and financial advisers the suitability of an investment in the Company in light of its particular tax and financial situation, and has determined that this Warrant and any Warrant Shares being acquired by it hereunder are a suitable investment for such holder. Neither this Warrant nor the related Warrant Shares may be transferred except (i) pursuant to an effective registration statement under the Securities Act, (ii) to any affiliate, or a nominee, of the holder hereof or thereof, or (iii) in the case of transfers other than those described in clauses (i) and (ii) preceding, upon the conditions specified in Section 5(b), which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act in respect of the transfer of this Warrant or of such Warrant Shares.

(b) Notice of Transfer; Opinion of Counsel. The holder of this Warrant, by acceptance hereof, agrees that prior to the disposition of this Warrant or of any Warrant Shares, such holder will give written notice to the Company expressing such holder’s intention to effect such disposition together with (1) an opinion of independent counsel as may be designated by such holder and reasonably satisfactory to the Company as to the necessity or non-necessity of registration under the Securities Act, and (2) such counsel’s opinion (or other evidence reasonably satisfactory to the Company) that such disposition will also be in compliance with applicable state securities law, and the following provisions shall apply:

(i) If in the opinion of such counsel, the proposed disposition does not require registration under the Securities Act of this Warrant or the Warrant Shares issuable or issued upon the exercise of this Warrant, such holder shall be entitled to dispose of this Warrant or the Warrant Shares theretofore issued upon the exercise hereof, all in accordance with the terms of the notice delivered by such holder to the Company.

(ii) If in the opinion of such counsel, such proposed disposition may require such registration of this Warrant or the Warrant Shares issuable or issued upon the exercise of this Warrant, the holder of this Warrant shall not be entitled to transfer this Warrant or such Warrant Shares without such registration.

The parties hereto expressly acknowledge and agree that the restrictions under this Section 5 shall not apply to any distribution of this Warrant or any Warrant Shares hereunder to certain of the stockholders of Net to Net (all of whom are “accredited investors” as defined in Regulation D under the Securities Act) entitled to receive such Warrant or any Warrant Shares upon any distribution of the consideration under the Purchase Agreement

6. (a) If at any time the Company shall (i) declare a dividend or make a distribution on its outstanding Common Stock in Common Stock or any stock or securities convertible into or exchangeable for Common Stock, (ii) subdivide or reclassify any of its outstanding Common Stock into a greater number of shares or (iii) combine or reclassify any of its outstanding Common Stock into a smaller number of shares, then upon the occurrence of such event or action, the Warrant purchase price shall be adjusted, effective immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification, to the price calculated by multiplying the Warrant purchase price in effect immediately prior to such record date or effective date by a fraction, the numerator of which is the total number of fully diluted outstanding shares of Common Stock immediately prior to giving effect to such dividend, distribution, subdivision, combination or reclassification, and the denominator of which is the total number of shares of fully diluted outstanding shares of Common Stock immediately after giving effect to such dividend, distribution, subdivision, combination or reclassification. Upon any adjustment to the Warrant purchase price as provided above, the holder hereof shall thereafter be entitled to purchase, at the Warrant purchase price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest .001 of a share) obtained by multiplying the Warrant purchase price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Warrant purchase price resulting from such adjustment.

(b) In the event that the Company shall, at any time or from time to time during the period that this Warrant shall be exercisable, issue any shares of Common Stock (other than shares issuable pursuant to options outstanding as of the date hereof and shares issuable pursuant to incentive stock plans adopted for benefit of the Company’s employees) for a consideration per share less than the Warrant purchase price in effect immediately prior to the issuance of such shares, or without consideration, then, and thereafter successively upon each such issuance, the Warrant purchase price in effect immediately prior to the issuance of such shares shall forthwith be reduced to a price (calculated to the nearest full cent) determined by dividing (a) an amount equal to (i) the total number of shares of Common Stock outstanding immediately prior to such issuance, multiplied by the Warrant purchase price in effect immediately prior to such issuance, plus (ii) the consideration, if any, received by the Company upon such issuance, by (b) the total number of shares of Common Stock outstanding immediately after such issuance. After each adjustment of the Warrant purchase price, the total number of shares of Common Stock purchasable upon exercise of this Warrant shall be proportionately adjusted to such a number of shares as the Warrant purchase price, multiplied by the number of shares of Common Stock, will pay for at the adjusted Warrant purchase price. For purposes of this subsection (6), the following provisions shall be applicable:

(i) In the case of the issuance of shares of Common Stock or other securities of the Company for cash, the consideration received by the Company therefor shall be deemed to be the cash proceeds received by the Company therefor, less any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance thereof.

(ii) In case of the issuance of shares of Common Stock or other securities of the Company for a consideration other than cash, or a consideration a part of which shall be other than cash, the amount of the consideration received by the Company therefor shall be deemed to be the cash proceeds, if any, received by the Company, plus the fair market value of the consideration other than cash, as determined by the Board of Directors of the Company, less any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, such issuance; provided, however, that the amount of such consideration other than cash shall in no event exceed the cost thereof as recorded on the books of the Company.

(iii) In case of the issuance by the Company of (i) any security that is convertible into or exchangeable for shares of Common Stock or (ii) any rights, warrants (other than these Warrants) or options to purchase shares of Common Stock, the Company shall be deemed to have issued the maximum number of shares of Common Stock into which such convertible or exchangeable securities may be converted or exchanged, or the maximum number of shares of Common Stock deliverable upon the exercise of such rights, warrants or options, as the case may be, for the consideration (determined as provided in (i) and (ii) above) received by the Company for such convertible or exchangeable securities, or for such rights or options, as the case may be, plus the minimum aggregate price at which shares of Common Stock are to be delivered upon the exercise of such rights, warrants or options, as the case may be. On the expiration of such rights, warrants or options, or the termination of such right to convert or exchange, the Warrant purchase price hereunder shall be readjusted to such Warrant purchase price as would have obtained had the adjustments made upon the issuance of such rights, warrants or options, or convertible or exchangeable securities been made upon the basis of the delivery of, and receipt of the consideration or adjustment payment, if any, actually paid for, only the number of shares of Common Stock actually delivered upon the exercise of such rights, warrants or options, or upon the conversion or exchange of such securities. Except as provided in the next preceding sentence, no further adjustment of the Warrant purchase price shall be made as a result of the actual issuance of shares of Common Stock referred to in this (iii).

(iv) The consideration for any securities issued as a stock dividend shall be deemed to be zero.

(v) The number of shares of stock of any class at any time outstanding shall include all shares of stock of that class then owned or held by or for the account of the Company.

(vi) If at any time or from time to time, the Company shall, by subdivision, consolidation or reclassification of shares, or otherwise, change as a whole the outstanding shares of Common Stock into a different number or class of shares, the number and class of shares as so changed shall, for the purposes of each Warrant and the terms and conditions hereof, replace the shares outstanding immediately prior to such change, and the Warrant purchase price in effect, and the number of shares purchasable under each Warrant, immediately prior to the date on which such change shall become effective, shall be proportionately adjusted.

(vii) Irrespective of any adjustment or change in the Warrant purchase price or the number of shares of Common Stock actually purchasable under each warrant of like tenor, the Warrants theretofore and thereafter issued may continue to express the Warrant purchase price per share and the number of shares purchasable thereunder as the Warrant purchase price per share and the number of shares purchasable were expressed on the Warrants when initially issued.

(c) In case of any reorganization, reclassification or recapitalization of the capital stock of the Company (other than in the cases referred to in Section 6(a) above), or in case of the consolidation or merger of the Company with or into another corporation, or in case of the sale or transfer of the property of the Company as an entirety or substantially as an entirety, there shall thereafter be deliverable, upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the number of Warrant Shares theretofore deliverable, as appropriate), the number of shares of stock or other securities or property which would otherwise have been deliverable upon the exercise of this Warrant or any portion hereof at the time, that the holder would have been entitled upon such reorganization, reclassification or recapitalization of capital stock, or upon such consolidation, merger or sale, and at the same aggregate Warrant purchase price.

Prior to and as a condition of the consummation of any transaction described in the preceding paragraph, the Company shall cause effective provisions to be made so that the holder shall have the right thereafter by exercising this Warrant to purchase the kind and amount of shares of stock or other securities or property which would have been receivable upon such consummation had this Warrant been exercised in full immediately prior thereto. Any such provisions shall also include adjustments which shall be as nearly equivalent as practicable to the adjustments as provided for in this Section 6. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company and the successor entity which agreement shall bind such entity.

(d) Notwithstanding anything herein to the contrary, no adjustment under this Section 6 need be made to the number of Warrant Shares or the Warrant purchase price unless such adjustment would require an increase or decrease of at least 1% of the number of Warrant Shares of the Warrant purchase price then in effect. Any lesser adjustment shall be carried forward and shall be made at the earlier of immediately prior to the exercise of this Warrant or the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of the Warrant Shares or the Warrant purchase price.

7. Upon the happening of any event requiring an adjustment of the Warrant purchase price hereunder, the Company shall forthwith give written notice thereof to the registered holder of each Warrant, stating the adjusted Warrant purchase price and the adjusted number of shares of Common Stock purchasable upon the exercise thereof resulting from such event, and setting forth in reasonable detail the method of calculation and the facts on which such calculation is based. The certificate of the Company’s independent public accountants shall be conclusive evidence of the correctness of any computation made hereunder.

8. In case at any time during the period this Warrant shall be exercisable,

(a) the Company shall declare a dividend or make a distribution on its outstanding Common Stock in Common Stock or any stock or securities convertible into or exchangeable for Common Stock;

(b) the Company shall subdivide or reclassify any of its outstanding Common Stock into a greater number of shares;

(c) the Company shall combine or reclassify any of its outstanding Common Stock into a smaller number of shares;

(d) there shall be any reorganization, reclassification or recapitalization of the capital stock of the Company, or consolidation or merger of the Company with or into another corporation, or sale or transfer of the property of the Company as an entirety or substantially as an entirety; or

(e) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give to the holder of this Warrant (i) at least ten (10) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least ten (10) days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify when the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company.

9. The following words and terms as used in this Warrant shall have the following meanings:

(a)	“Common Stock” shall mean and include the Company’s Common Stock, $0.001 par value per share, authorized on the date hereof.

(b)	“Expiration Date” shall mean the close of business on December 31, 2005.

(c)	“Fair Market Value” shall mean the closing sales price on the Nasdaq National Market on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported.

10. This Warrant is exchangeable, upon its surrender by the registered holder at such office of the Company, for new warrants of like tenor, representing, in the aggregate, the right to subscribe for and purchase the number of shares that may be subscribed for and purchased hereunder, each of such new warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the registered holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, upon delivery of a bond of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the registered holder a new warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of shares that may be subscribed for and purchased hereunder. Nothing herein is intended to authorize the transfer of this Warrant, except as permitted under Paragraphs 2 and 5.

11. Except as otherwise specifically set forth herein, no provisions of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Certificate of Incorporation, reorganize, consolidate or merge with or into another corporation, or transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

12. This Warrant shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof.

13. No provision of this Warrant may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

IN WITNESS WHEREOF, the undersigned has caused this Warrant to be signed by its duly authorized officers under its corporate seal, and to be dated this 3rd day of August, 2004.

PARADYNE NETWORKS, INC.

By:	/s/ Sean E. Belanger
Name:	Sean E. Belanger
Title:	President and Chief Executive Officer

Attest:

/s/ Patrick M. Murphy
Patrick M. Murphy
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT A

NOTICE OF EXERCISE

To: Paradyne Networks, Inc. (the “Company”)

1. The undersigned hereby elects to purchase                     shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing                      shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3. The undersigned represents that (i) it is an “accredited investor” as defined in Rule 501 under Regulation D promulgated under the Securities Act of 1933, as amended and (ii) the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except as in compliance with applicable securities laws.

(Signature)

(Date)